UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

374Water Inc.
(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is a copy of a letter 374Water Inc. will use for a mailing campaign to stockholders beginning on May 29, 2024.

701 W. Main Street, Suite 410 Durham, North Carolina 27701

PLEASE VOTE YOUR PROXY TODAY

May 29, 2024

Dear Stockholder,

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of 374Water Inc. to be held at 10:00 a.m., Eastern Time, on June 13, 2024, at our corporate headquarters located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated April 29, 2024, that is filed publicly at www.sec.gov, the Board of Directors recommends that you vote “FOR” all Proposals.  Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed vote instruction form.

If you need assistance voting your 374Water Inc. shares, please call D.F. King toll-free at (800) 848-3051. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely, /s/ Deanna Rene Estes
Deanna Rene Estes
Chairperson of the Board of Directors

2

THREE EASY WAYS TO VOTE

3